EXHIBIT 10.5

BRODER BROS., CO.

2000 STOCK PURCHASE AND OPTION PLAN

1. Purpose of Plan. This 2000 Stock Purchase and Option Plan (the “Plan”) of Broder Bros., Co., a Michigan corporation (the “Company”) is designed to provide incentives to such present and future employees, directors, consultants or advisers of the Company or its subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee (as defined below), through the grant of Options by the Company to Participants or through the sale of Common Shares to Participants. Only those Participants who are employees of the Company and its Subsidiaries shall be eligible to receive incentive stock options. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended, and, unless and until the Company’s common stock is publicly traded, the issuance of stock purchase options for Common Shares (as defined below) pursuant to the Plan, the issuance of Common Shares pursuant to such stock purchase options and the issuance of any other Common Shares pursuant to this Plan are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act of 1933, as amended.

2. Definitions. Certain terms used in this Plan have the meanings set forth below:

“Board” means the Company’s board of directors.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Class A Common” means the Company’s Class A Common Shares, par value $.01 per share.

“Class L Common” means the Company’s Class L Common Shares, par value $.01 per share.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Common Shares” means the Class A Common and the Class L Common.

“Fair Market Value” of a Common Share means the market value as determined in good faith by the Committee or, in the absence of the Committee, by the Board.

“Option” means any option enabling the holder thereof to purchase any class of Common Shares from the Company granted by the Committee pursuant to the provisions of this Plan. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) or in such other form, consistent with this Plan as the Committee may determine.

“Subsidiary” means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

3. Grant of Options. The Committee shall have the right and power to grant to any Participant such Options at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee.

4. Sale of Common Shares. The Committee shall have the power and authority to sell to any Participant any class or classes of Common Shares at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Common Shares sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Committee.

5. Administration of the Plan. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan, and the rules and procedures established by the Committee governing any such Options and (ii) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee. Each action of the Committee which shall be binding on all persons.

6. Limitation on the Aggregate Number of Shares. The number of Common Shares issued under this Plan (including the number of Common Shares with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof)) shall not exceed, in the aggregate, 50,000 Class L Common Shares and 1,500,000 Class A Common Shares (as such numbers are equitably adjusted pursuant to paragraph 10 hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Shares or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Plan. Similarly, if any Common Shares issued hereunder upon exercise of Options are repurchased hereunder, such shares shall again be available under this Plan for reissuance as Options. Common Shares to be issued upon exercise of the Options or Common Shares to be sold directly hereunder may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

7. Incentive Stock Options. All Incentive Stock Options (i) shall have an exercise price per Common Share of not less than 100% of the fair market value of such share on the date of grant, (ii) shall not be exercisable more than ten years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Incentive Stock Options were granted, may be exercised only by such Participant (or his guardian or legal representative), and (iv) shall be exercisable only during the Participant’s employment by the Company or a Subsidiary, provided, however, that the Committee may, in its discretion, provide at the time that an Incentive Stock Option is granted that such Incentive Stock Option may be exercised for a period ending no later than either (x) the termination of this Plan in the event of the Participant’s death while an employee of the Company or a Subsidiary, or (y) the date which is three months after termination of the Participant’s employment for any other reason. The Committee’s discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply if and to the extent that (i) the Participant was entitled to exercise such option on the date of termination, and (ii) such option would not have, expired had the Participant continued to be employed by the Company or a Subsidiary. To the extent that the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as options which are not Incentive Stock Options.

8. Listing, Registration and Compliance with laws and Regulations. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in Common Shares in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of the Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Options, so reduce such period on not less than 15 days’ written notice to the holders thereof.

9. Cash Payments Upon Exercise. Options which are not Incentive Stock Options may, in the Committee’s discretion, provide that the holder thereof, as soon as practicable after the exercise of the Options will receive, in lieu of any issuance of Common Shares, a cash payment in such amount as the Committee may determine, but not more than the excess of the Fair Market Value of a Common Share (on the date the holder recognizes taxable income) over the Option’s exercise price multiplied by the number of shares as to which the Option is exercised.

10. Adjustment for Change in Common Shares. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Shares, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

11. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

12. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that they may not, without further approval by the Company’s stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to paragraph 10 above or (b) extend the term of this Plan; provided that, subject to paragraph 8 hereof, the Committee may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option without the approval of the holder of such Option. No Options shall be granted or Common Shares issued hereunder after                      , 2010; provided that, if the term of this Plan is otherwise extended, no Incentive Stock Options shall be Granted hereunder after                      , 2010.

*    *    *    *    *